                                                                     EXHIBIT (S)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-7 Monthly Statement
                      Class A Certificate CUSIP #25466KCA5
                      Class B Certificate CUSIP #25466KCB3

Distribution Date: September 15, 2000          Month Ending:  August 31, 2000

Pursuant to the Series Supplement dated as of November 12, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.


1.   Payments for the benefit of investors in Series 1998-7 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1998-7                                      Total           Interest            Principal
         Class A      30 days at 5.600000000%        $4.666666667      $4.666666667        $0.000000000

         Class B      30 days at 5.900000000%        $4.916666667      $4.916666667        $0.000000000

2.   Principal Receivables at the end of August, 2000
     ------------------------------------------------
 (a) Aggregate Investor Interest                        $25,024,100,524.16

     Seller Interest                                     $8,239,858,548.93

     Total Master Trust                                 $33,263,959,073.09

 (b) Group One Investor Interest                        $25,024,100,524.16

 (c) Series 1998-7 Investor Interest                     $1,052,632,000.00

 (d) Class A Investor Interest                           $1,000,000,000.00

     Class B Investor Interest                              $52,632,000.00

3.   Allocation of Receivables Collected During August, 2000
     -------------------------------------------------------

                                                     Finance Charge          Principal        Yield Collections /
                                                       Collections          Collections        Additional Funds
 (a) Allocation of Collections between Investors
     and Seller

     Aggregate Investor Allocation                    $384,169,831.84      $3,966,065,763.05            $0.00

     Seller Allocation                                $127,872,275.40      $1,320,118,894.49            $0.00

 (b) Group One Allocation                             $384,169,831.84      $3,966,065,763.05            $0.00

 (c) Series 1998-7 Allocations                         $16,134,958.85        $166,572,964.74            $0.00

 (d) Class A Allocations                               $15,327,980.48        $158,241,937.72            $0.00

     Class B Allocations                                  $806,978.37          $8,331,027.02            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                   15.59%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                    1.51%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                   17.10%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the   Deficit Amount
                          SPFAs on this         on this           SPFA         Investment
                        Distribution Date  Distribution Date    Balance          Income
     Series 1998-7             $0.00             0.00             $0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                           Total Payments
                         Amount Paid on this     Deficit Amount             through this
                          Distribution Date   on this Distribution Date   Distribution Date
     Series 1998-7                   $0.00                  $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date      SIFA Balance
     Series 1998-7                         $4,925,440.67                      $19,701,762.68

7.   Pool Factors for August, 2000
     -----------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                            Cumulative Investor
                                           August, 2000     Charged-Off Amount
 (a) Group One                           $106,396,129.62            $0.00

 (b) Series 1998-7                         $4,468,589.23            $0.00

 (c) Class A                               $4,245,095.95            $0.00

     Class B                                 $223,493.28            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of August, 2000                      5.09%             N/A

9.   Investor Losses for August, 2000
     --------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1998-7                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for August, 2000
     -------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1998-7                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for August, 2000
     -----------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1998-7                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $41,772,291.26

 (b) Series 1998-7                                         $1,754,386.67

 (c) Class A                                               $1,666,666.67

     Class B                                                  $87,720.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                         Total            Class A Invested Amount
     Series 1998-7 Class B                $89,473,720.00       8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount  Class B Amount
 (a) Maximum Amount on this Distribution Date      $0.00   $42,105,280.00

 (b) Available Amount on this Distribution Date    $0.00   $42,105,280.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                       $27,992.46

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of August, 2000      $33,775,035,299.09

                         Delinquent Amount     Percentage of Ending
     Payment Status      Ending Balance        Receivables Outstanding
     30-59 days            $735,124,850.64             2.18%

     60-179 days         $1,316,239,839.55             3.90%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.51%

 (b) Series 1998-7 (3)                           5.65%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of August, 2000         4.40%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 1998-7 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of November 12, 1998 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1998-7 Master Trust Certificates for the Distribution Date occurring on September 15, 2000:

       1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

       2. The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

       3.     The aggregate amount of Collections processed
              during August, 2000 is equal to                          $5,798,226,764.78

       4.     The aggregate amount of Class A Principal
              Collections processed during August, 2000 is
              equal to                                                   $158,241,937.72

       5.     The aggregate amount of Class A Finance Charge
              Collections processed during August, 2000 is
              equal to                                                    $15,327,980.48

       6a.    The aggregate amount of Class A Principal
              Collections recharacterized as Series Yield
              Collections during August, 2000 is equal to                          $0.00

       6b.    The aggregate amount of Class A Additional Funds
              for this Distribution date is equal to                               $0.00

       7.     The amount of drawings under the Credit
              Enhancement required to be made on the related
              Drawing Date pursuant to the Series Supplement:

              (a)    with respect to the Class A Required                          $0.00
                     Amount Shortfall is equal to

              (b)    with respect to the Class A Cumulative                        $0.00
                     Investor Charged-Off Amount is equal to

              (c)    with respect to the Class A Investor                          $0.00
                     Interest is equal to

       8.     The sum of all amounts payable to the Class A
              Certificateholders on the current Distribution
              Date is equal to                                                     $0.00

       9.     The aggregate amount of Class B Principal
              Collections processed during August, 2000 is
              equal to                                                     $8,331,027.02

       10.    The aggregate amount of Class B Finance Charge
              Collections processed during August, 2000 is
              equal to                                                       $806,978.37

       11a.   The aggregate amount of Class B Principal
              Collections recharacterized as Series Yield
              Collections during August, 2000 is equal to                          $0.00

       11b.   The aggregate amount of Class B Additional Funds
              for this Distribution date is equal to                               $0.00

       12.    The amount of drawings under the Credit
              Enhancement required to be made on the related
              Drawing Date pursuant to the Series Supplement:

              (a)    with respect to the Class B Required                          $0.00
                     Amount Shortfall is equal to

              (b)    with respect to the Class B Cumulative                        $0.00
                     Investor Charged-Off Amount is equal to

              (c)    with respect to the Class B Investor                          $0.00
                     Interest is equal to

       13.    The sum of all amounts payable to the Class B
              Certificateholders on the current Distribution
              Date is equal to                                                     $0.00

       14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

              IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of September, 2000.

Series 1998-7

                                          DISCOVER BANK
                                          as Master Servicer

                                          By:
                                             -------------------------
                                          Assistant Vice President and Assistant
                                          Treasurer